EXHIBIT 99
                                                                    ----------




                   MEREDITH CORPORATION COMPLETES ACQUISITION
                     OF HARTFORD, CONN., TELEVISION STATION




DES MOINES, IA -- (September 4, 1997) -- Meredith Corporation announced today it has completed its acquisition of WFSB-TV, the CBS affiliate serving Hartford-New Haven, CT, in exchange for WCPX-TV, the CBS affiliate serving Orlando, FL, which it acquired today from First Media Television, L.P. Terms of the agreement to acquire WFSB from Post-Newsweek Stations, Inc., a wholly owned subsidiary of The Washington Post Co., call for an exchange of assets plus a $60 million cash payment to Meredith.

Meredith's Broadcasting Group now comprises 11 stations that reach nearly 8 percent of the nation's TV households: KPHO-TV, CBS, Phoenix; WOFL-TV, Fox, Orlando; KPDX, Fox, Portland, Ore.; WFSB, CBS, Hartford-New Haven; KCTV, CBS, Kansas City; WSMV, NBC, Nashville; WHNS, Fox, Greenville, S.C.; WNEM, CBS, Flint-Saginaw; KVVU, Fox, Las Vegas; WOGX-TV, Fox, Ocala-Gainesville; and KFXO-LP, Fox, Bend, Ore.

Meredith Corporation, headquartered in Des Moines, Iowa, is one of America's leading media and marketing companies. Meredith businesses center on magazine and book publishing, television broadcasting, residential real estate marketing and franchising, and brand licensing.

The Meredith Publishing Group is the country's foremost home and family publisher. The group creates and markets magazines including Better Homes and Gardens, Ladies' Home Journal, Country Home, Country Home Country Gardens, Country America, Midwest Living, Traditional Home, Renovation Style, WOOD, Family Money, American Patchwork & Quilting, Decorative Woodcrafts, Cross Stitch & Needlework, Crafts Showcase, Floral & Nature Crafts, Successful Farming, Mature Outlook, Crayola Kids, Golf for Women, the American Park Network, 42 Special Interest Publications, custom publications through Meredith Custom Publishing, and books titled under Meredith trademarks including the popular Better Homes and Gardens New Cook Book.